Exhibit 10.9

MOVIEPASS INC.

SECOND AMENDED AND RESTATED
SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT

This Second Amended and Restated Subordinated Convertible Note Purchase Agreement (this “Agreement”) is made as of August 15, 2017 by and between MoviePass Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

A.     The Company and certain of the Purchasers (the “Existing Purchasers”) have previously entered into that certain Subordinated Convertible Note Purchase Agreement dated as of June 9, 2016, as amended and restated by that certain Amended and Restated Subordinated Convertible Note Purchase Agreement dated as of January 22, 2017 (the “Amended and Restated NPA”), which was amended by that certain Amendment No. 1 to the Amended and Restated Subordinated Convertible Note Purchase Agreement dated as of February 1, 2017 (“Amendment No. 1”, and, collectively with the Amended and Restated NPA, the “Prior Agreement”), pursuant to which the Company issued and sold certain convertible promissory notes in substantially the form attached to this Agreement as Exhibit B to the Existing Purchasers (the “Prior Notes”).

B.     The Company and the Existing Purchasers desire to amend and restate the Prior Agreement in its entirety as set forth herein, and, pursuant to Section 11(c) of the Prior Agreement, the Prior Agreement can be amended by the holders of at least a majority of the aggregate unpaid principal amount of the Prior Notes (the “Requisite Majority”).

C.     The undersigned Existing Purchasers represent the Requisite Majority.

D.     The Company desires to issue and sell to Helios and Matheson Analytics Inc., a Delaware corporation (“Helios”), and Helios desires to purchase from the Company, a subordinated convertible promissory note in substantially the form attached to this Agreement as Exhibit C (the “HMA Note”) which shall be convertible on the terms stated therein into equity securities of the Company, and which shall be pari passu in right of repayment with the Prior Notes, except as to the differential treatment of the HMA Note contemplated by Section 2 of the HMA Note.

E.     The HMA Note is being sold and issued to Helios as contemplated by Subsection 1.1(c)(ii)(A) of that certain Securities Purchase Agreement, dated the date hereof, between the Company and Helios (the “SPA”).

F.     The HMA Note and the Prior Notes are referred to herein collectively as the “Notes”. The Notes and the equity securities issuable upon conversion thereof (and any securities issuable upon conversion of such equity securities) are referred to herein collectively as the “Securities.” Capitalized terms not otherwise defined herein have the meaning given to them in the Notes.

AGREEMENT

The parties hereby agree as follows:

A.           Amendment of Prior Agreement. Pursuant to Section 11(c) of the Prior Agreement, effective and contingent upon execution of this Agreement by the Company and the Requisite Majority, the Prior Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company and the Existing Purchasers shall be bound by the provisions hereof as the sole agreement of the Company and the Purchasers with respect to the subject matter hereof. Each Prior Note shall be deemed a ‘‘Note” pursuant to this Agreement, and each Existing Purchaser shall be deemed a “Purchaser” pursuant to this Agreement. The obligations of each Purchaser hereunder are several and not joint.

B.            Amendment of Prior Notes. The Company and the Existing Purchasers agree that the rights and obligations of the Existing Purchasers pursuant to the Prior Notes shall remain unchanged, except as provided herein.

1.     Purchase and Sale of Notes.

(a)           Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at such Closing a Note, in the form of Exhibit B attached hereto with respect to the Existing Purchasers and in the form of Exhibit C with respect to Helios, in the principal amount set forth opposite such Purchaser’s name on Exhibit A. The purchase price of each Note shall be equal to 100% of the principal amount of such Note. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales.

(b)           Closing; Delivery.

(i)       The purchase and sale of the Notes shall take place remotely by the electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement on the date hereof, or in such other manner or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

(ii)      At each Closing, the Company shall deliver to each Purchaser the Note to be purchased by such Purchaser at such Closing against (A) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company, (B) delivery of counterpart signature pages to this Agreement and the applicable Note, and (C) delivery of a validly completed and executed IRS Form W-8BEN / W-8BEN-E, IRS Form W-9 or similar form, as applicable, establishing such Purchaser’s exemption from withholding tax, which forms are attached to this Agreement as Exhibit D.

(iii)     The Company shall not sell any additional Notes following the date hereof.

2.           Stock Purchase Agreement. Each Purchaser understands and agrees that the conversion of the Notes into equity securities of the Company will require such Purchaser’s execution of certain agreements relating to the purchase and sale of such securities as well as any rights relating to such equity securities.

3.           Notes to Rank Pari Passu; Subordination of Notes to Senior Indebtedness; Notes Senior to Future Incurred Indebtedness.

(a)          Notes to Rank Pari Passu. The Notes and all other obligations of the Company under this Agreement are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves.

(b)          Subordination of Notes to Senior Indebtedness. The indebtedness evidenced by the Notes shall be expressly subordinated, to the extent and in the manner set forth in the Notes, in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness, and each Purchaser hereby agrees to enter into such agreements and take such additional action as may be necessary to perfect such subordination.

(c)          Notes Senior to Future Incurred Indebtedness. The Notes shall be senior in right of payment to any indebtedness, other than Senior Indebtedness, incurred by the Company from and after the date hereof and the Company hereby agrees to cause any holder of such future incurred indebtedness of the Company to enter into such agreements and to take such additional action as may be necessary to subordinate such future incurred indebtedness as a condition precedent to incurring such indebtedness.

4.             Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, as of the Initial Closing:

(a)     Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise) property or results of operation of the Company (a “Material Adverse Effect”).

(b)     Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes, the shares of the Company’s capital stock issuable on conversion thereof, and the performance of all obligations of the Company hereunder and thereunder has been taken or will be taken prior to the Initial Closing, except that the Company has not obtained the necessary corporate approval for the authorization of any shares of Next Equity Securities. This Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)     Disqualification. The Company is not disqualified from relying on Rule 506 of Regulation D (“Rule 506”) under the Securities Act of 1933, as amended (the “Securities Act”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Notes to the Purchasers. The Company has furnished to each Purchaser, a reasonable time prior to the date hereof, a description in writing of any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506.

(d)     Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 5 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act.

(e)     Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened against the Company that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party to or named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers and directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

(f)     Intellectual Property. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. The Company is not a party to any licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes or intellectual property rights of any other person or entity, in each case, other than licenses or other agreements entered into in the ordinary course of business. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information and assignment of intellectual property. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

(g)     Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, or of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Notes, and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

(h)     Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets.

5.              Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that, as of the date of the applicable Closing:

(a)     Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)     Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser either has not been formed for the specific purpose of acquiring the Securities, or each beneficial owner of equity securities of or equity interests in the Purchaser is an accredited investor as defined in Rule 50l (a) of Regulation D promulgated under the Securities Act.

(c)          Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.

(d)          Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)          No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

(f)           Legends. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(i)      “THE SECURITIES REFERENCED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)     Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities or any securities issued in respect thereof or exchange therefor.

(g)          Accredited or Sophisticated Investor. Each of the Existing Purchasers hereby represents that he, she or it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Helios hereby represents that Helios (i) is a sophisticated investor; (ii) does not require the assistance of an investment advisor or other purchaser representative to purchase the Securities; (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; (iv) has the ability to bear the economic risks of its prospective investment for an indefinite period of time; (v) can afford the complete loss of such investment; and (vi) recognizes that the investment in the Securities involves substantial risk.

(h)          Disqualification. The Purchaser represents that neither the Purchaser, nor any person or entity with whom Purchaser shares beneficial ownership of Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act. Purchaser also agrees to notify the Company if Purchaser or any person or entity with whom Purchaser shares beneficial ownership of Company securities becomes subject to such disqualifications after the date hereof (so long as Purchaser or any such person beneficially owns any equity securities of the Company).

(i)            Lock-up Agreement.

(i)       Lock-up Period; Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act, excluding any resale registrations thereunder, Purchaser shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement, and Purchaser shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering; provided, however, this provision shall terminate and be of no further force or effect as to Helios from and after the closing of the transaction contemplated in the SPA, and shall be superseded and replaced by the Lock-Up Agreement (as defined in the SPA) executed by Helios.

(ii)      Limitations. The obligations described in Section 5(i)(i) shall apply only if all officers and directors are subject to similar restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all 1% security holders of the Company, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(iii)     Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Company’s securities held by each Purchaser (and the securities of every other person subject to the restrictions in Section 5(i)(i)).

(iv)     Transferees Bound. Each Purchaser agrees that prior to the Company’s initial public offering (which excludes any resale registrations under the Securities Act) it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 5(i).

(j)     Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Purchaser’s jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

(k)     Foreign Investment Regulations. Each Purchaser represents that any consideration to be paid for Securities pursuant to this Agreement does not derive from activity that is or was contrary to law or from a person or location that is or was the subject of a United States embargo or other economic sanction and that no consideration to be paid for Securities in accordance with this Agreement will provide the basis for liability for any person under United States anti-money laundering laws or economic sanctions laws. Each Purchaser represents that neither such Purchaser nor any of its nominees or affiliates is on the specially designated OFAC list or similar European Union watch list.

6.      Additional Rights of Helios and Existing Purchasers.

(a)     Right of First Refusal. From the date hereof and until the earlier of eighteen (18) months after the date on which shares of the Company’s common stock began trading on The Nasdaq Stock Market or New York Stock Exchange or the third anniversary of the date hereof, notwithstanding any SPA Termination or repayment, prepayment or conversion of the HMA Note prior to such time, if the Company proposes to offer or sell any Next Equity Securities, the Company shall first offer such Next Equity Securities to Helios.

(i)      The Company shall give prior written notice (the “Offer Notice”) to Helios, stating (A) its bona fide intention to offer such Next Equity Securities, (B) the number of such Next Equity Securities to be offered, and (C) the price and terms, if any, upon which it proposes to offer such Next Equity Securities.

(ii)      By written notification to the Company within twenty (20) days after the Offer Notice is given, Helios may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, all or a portion of the Next Equity Securities. The closing of any sale pursuant to this Section 6(a) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of Next Equity Securities pursuant to Section 6(a)(iii).

(iii)     If all Next Equity Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 6(a)(ii), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 6(a)(ii), offer and sell the remaining unsubscribed portion of such Next Equity Securities to any person(s) or entity/entities at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Next Equity Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Next Equity Securities shall not be offered unless first reoffered to Helios in accordance with this Section 6(a).

(b)          Most Favored Terms. Subject to Section 11(c) hereof, in the event that any of the Prior Notes is amended to provide for terms that are more favorable than the terms of the Prior Note set forth in Exhibit B hereto, then each outstanding Prior Note shall be deemed to be amended to incorporate such more favorable terms without any additional action to be taken by the Company or the holders of such Prior Notes. Subject to Section 11(c), in the event that any of the Prior Notes is amended to provide for terms that are more favorable than the terms of the HMA Note set forth in Exhibit C hereto, then the HMA Note shall be deemed to be amended to incorporate such more favorable terms without any additional action to be taken by the Company or the holder of the HMA Note. Upon the request by any holder of a Note, the Company may issue a new Note incorporating such updated terms in exchange for the cancellation of the previously outstanding Note. The Company shall not offer or pay any consideration to any holder of a Note in connection with an amendment or waiver of any Note or this Agreement without offering and paying the same such consideration to all other holders of the Notes on a pro rata basis.

(c)           Acquisition Transactions.

(i)    Right of First Look.

(A) From the date hereof and until the earlier of the Closing (as defined in the SPA) or satisfaction in full of all obligations of the Company under the Note issued to Helios (the “Look Period”), if the Company determines to commence any process that involves soliciting, initiating or encouraging (including by way of furnishing nonpublic information), or taking any other action to knowingly facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Acquisition Transaction (as defined below), the Company shall first notify Helios in writing as promptly as practicable after having made such determination and shall negotiate in good faith with Helios on an exclusive basis for a period of not less than thirty (30) days from the date of receipt of such notice with respect to an Acquisition Transaction.

(B) An “Acquisition Transaction” means any of the following (other than the transactions contemplated by the SPA) in one transaction or a series of related transactions: (1) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any subsidiary of the Company; (2) any sale, lease, exchange, transfer or other disposition to a person or entity of assets or businesses that constitute or represent 10% or more of the total revenue, operating income or assets of the Company and its subsidiaries, taken as a whole; or (3) any tender offer or exchange offer for capital stock of the Company.

(ii) Right of Last Look.

(A) During the Look Period, if the Company determines to pursue a proposal or offer from a third party to effect an Acquisition Transaction (a “Third Party Offer”), the Company shall first notify Helios in writing as promptly as practicable after having made such determination (which notice shall specify the material terms and conditions thereof and the identity of such third party (including material agreements or proposed material agreements)) (the “Determination Notice”). Helios shall then have ten (10) business days (the “Counteroffer Period”) following the date that such Determination Notice is received by Helios to notify the Company in writing if it wishes to make an offer for an Acquisition Transaction in lieu of such Third Party Offer, which notice shall include the form and amount of consideration and the structure of the Acquisition Transaction proposed by Helios (the “Helios Proposal”). After the expiration of the Counteroffer Period, if (1) the Company has not received a Helios Proposal or (2) the board of directors of the Company (the “Board”) has determined that such Third Party Offer constitutes a Superior Proposal (as defined below), the Board may furnish information to, and enter into discussions with, the third party who made the Third Party Offer and the Company shall be free thereafter (without liability to Helios) to enter into a definitive agreement formalizing the Third Party Offer with such third party.

(B) A “Superior Proposal” means a Third Party Offer that the Board determines, in its good faith judgment (after consultation with a financial advisor reasonably acceptable to Helios), to be (1) more favorable to the stockholders of the Company from a financial point of view than the Helios Proposal (including any amendments) and (2) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such Third Party Offer; provided, however, that any such offer shall not be deemed to be a “Superior Proposal” if any financing required to consummate the transaction contemplated by such offer is not highly likely to be obtained.

7.             Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)     Representations and Warranties. The representations and warranties of the Company contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

8.             Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing, of each of the following conditions, unless otherwise waived:

(a)     Representations and Warranties. The representations and warranties of each Purchaser contained in Section 5 shall be true on and as of the applicable Closing with the same effect as though such representations and warranties had been made on and as of the applicable Closing.

(b)     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the applicable Closing.

(c)     Delivery of Form W-8 BEN or Form W-9. Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax.

9.            Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees, severally and not jointly, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.           Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

11.           Miscellaneous.

(a)     Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law. Venue for any legal action under this Agreement shall be in the state or federal courts located in the City of Los Angeles in the State of California.

(b)     Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(c)     Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company, Helios and the holders of at least a majority of the aggregate unpaid principal amount of the Prior Notes, provided that Section 6(b) of this Agreement may be amended or waived only with the written consent of the holders of all of the then-outstanding Notes. Any amendment or waiver effected in accordance with this Section 11(c) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company. Notwithstanding anything to the contrary in the Prior Notes, so long as the HMA Note remains outstanding, the Prior Notes shall not be amended and no provision thereof may be waived by the Company or any holder thereof without the prior written consent of Helios.

(d)     Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

(e)     Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on such party’s signature page or Exhibit A hereto, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)     Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g)     Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h)     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

(i)     Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF BUSINESS OVERSIGHT OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

(j)     Waiver of Conflicts. Each party to this Agreement acknowledges that Orrick, Herrington & Sutcliffe LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Orrick, Herrington & Sutcliffe LLP’s representation of certain of the Purchasers in such unrelated matters and to Orrick, Herrington & Sutcliffe LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Signature Pages Follow]

The parties have executed this Second Amended and Restated Subordinated Convertible Note Purchase Agreement as of the date first written above.

THE COMPANY:

MOVIEPASS INC.

By:
(Signature)

Name:

Title:

Address: 175 Varick Street, Suite 604 New York, NY 10012

[Signature Page to the Second Amended and Restated Subordinated Convertible Note
Purchase Agreement of MoviePass Inc.]

The parties have executed this Second Amended and Restated Subordinated Convertible Note Purchase Agreement as of the date first written above.

THE PURCHASERS:

By:
(Signature)

Name:
Title:

Address:

[Signature Page to the Second Amended and Restated Subordinated Convertible Note
Purchase Agreement of MoviePass Inc.]

EXHIBIT A

SCHEDULE OF PURCHASERS

Name and Address	Note Principal Amount	Purchase Date
[●]	[●]	[●]

EXHIBIT B

FORM OF PRIOR NOTE

EXHIBIT C

FORM OF HMA NOTE

EXHIBIT D

PURCHASER WITHHOLDING EXEMPTIONS

DISCLOSURE SCHEDULES TO THE

SECURITIES PURCHASE AGREEMENT

These Disclosure Schedules are being delivered by Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), to each buyer identified on the signature pages to that certain Securities Purchase Agreement, dated August 15, 2017 (the “Agreement”). Capitalized terms used herein, but not defined herein, shall have the respective meanings ascribed thereto in the Agreement.

The inclusion of any information in these Disclosure Schedules shall not be deemed to be an admission or evidence of the materiality of such information, nor shall it establish a standard of materiality for any purpose whatsoever. Matters reflected in these Disclosure Schedules are not necessarily limited to matters required by the Agreement to be disclosed in these Disclosure Schedules. Neither the specification of any dollar amount in the representations and warranties contained in the Agreement nor the inclusion of any specific item in these Disclosure Schedules is intended to imply that such amounts, higher or lower amounts, the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in these Disclosure Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material, or may constitute an event or condition which could be considered to have a Material Adverse Effect.

No disclosure in these Disclosure Schedules relating to any possible or alleged breach or violation of any Law or contract shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In disclosing the information in these Disclosure Schedules, each of the Company and its Subsidiaries expressly does not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein. References in these Disclosure Schedules to any Contract or other agreement, whether or not binding, include references to such contract’s or other agreement’s exhibits, annexes and schedules.

Section 3(a)

Subsidiaries

1.     Helios and Matheson Global Services Private Limited, a corporation incorporated under the laws of India, of which the Company owns 99.99% of the outstanding equity and voting power.

2.     Zone Technologies, Inc., a Nevada corporation (“Zone”), which is a wholly owned subsidiary of the Company.

3.     HMNY Zone Loan LLC (“NewSub”), a Delaware limited liability company, which is a wholly owned subsidiary of the Company.

Section 3(g)

Placement Agent Fee

Fee Amount:

(1) eight percent (8.00%) of the gross cash proceeds actually received by the Company pursuant to the Notes and the Warrants, as and when applicable; plus (2) a warrant to purchase 8% of the number of shares of the Company’s common stock (“Common Stock”) into which the unrestricted principal of the Notes becomes convertible, as and when applicable, at an exercise price equal to the greater of (i) the applicable conversion price of the Series A Note or Series B Note, as applicable and (ii) the consolidated closing bid price of Common Stock on the Principal Market on the date Palladium becomes entitled to the warrant, without regard to any increase in shares issuable under a ratchet, “true up” or similar provision of the Notes.

Section 3(r)(iii)

Affiliate Shares

Number of shares of Common Stock reserved for issuance pursuant to Convertible Securities (other than the Notes and the Warrants): 16,923,639 shares of Common Stock, among which a total of 15,518,639 shares are reserved in the three accounts for prior note offerings to Hudson Bay and a total of 1,005,000 shares are reserved for the Company’s 2014 Equity Incentive Plan.

Number of shares of Common Stock owned by “affiliates”: 3,521,352 shares of Common Stock.

Section 3(s)

Indebtedness and Other Contracts

The Company issued (1) convertible notes dated December 2, 2016 in the aggregate principal amount of $ 6,720,000 of which $1,076,818 in aggregate principal amount is outstanding; and (2) convertible notes dated February 7, 2017 in the aggregate principal amount of $5,681,818 of which $5,000,000 in aggregate principal amount is outstanding. In connection with this indebtedness, UCC Financing Statements have been filed in Delaware and Nevada to reflect the creditor’s security interest in certain collateral of the Company, Zone and NewSub.

Zone issued a promissory note to NewSub dated September 7, 2016, as amended by the Amendment dated October 25, 2016, in the aggregate principal amount of $1,113,305. In connection with this indebtedness, a UCC Financing Statement has been filed in Nevada to reflect NewSub’s security interest in certain collateral of Zone.

The Company has material customer service contracts with the Company’s four largest customers.

In addition, the Company has entered into that certain Securities Purchase Agreement and the related transaction documents with MoviePass Inc., dated as of August 15, 2017 (the “MoviePass SPA”).

Section 3(t)

Litigation

(1)     On August 24, 2016, 3839 Holdings LLC (“3839 Holdings”) filed a summons and complaint in the Supreme Court of the State of New York, New York County, against Theodore Farnsworth (“Mr. Farnsworth”), Highland Holdings Group, Inc. (“HHGI”) and Zone Technologies, Inc. (“Zone”), collectively referred to as the “Zone Defendants”. The claims arise out of 3839 Holdings’ purchase of a 10% interest in HHGI and an unsuccessful real estate investment. The Complaint asserted claims for: (i) breach of contract, breach of the implied covenant of good faith and fair dealing and breach of fiduciary duty against Mr. Farnsworth and HHGI; (ii) unjust enrichment against Mr. Farnsworth and Zone; (iii) fraudulent conveyance against all of the Zone Defendants; and (iv) alter ego liability against Mr. Farnsworth for HHGI’s obligations. The suit also sought, as part of any final relief it may obtain after trial, an injunction against the merger between Zone and the Company, along with an award of attorneys’ fees.

On or about December 7, 2016, 3839 Holdings amended the complaint to add the Company as a defendant, alleging claims against the Company for unjust enrichment, fraudulent conveyance, aiding and abetting a fraudulent conveyance, tortious interference with contract, permanent injunction and attorneys’ fees and cost. 3839 Holdings seeks compensation from the Company and the Zone Defendants in an amount of no less than $3 million plus prejudgment interest, attorney’s fees and costs and expenses. 3839 Holdings is also seeking an injunction to prevent the Company and the Zone Defendants from transferring or disposing of assets.

The Company and Zone believe that the claims are baseless and intend to vigorously defend the action.

(2)     The Company has received demand letters dated February 23, 2017 and March 9, 2017 on behalf of certain minority stockholders, which letters have been provided to the Buyers and their counsel. There has been no further correspondence.

Section 3(x)(ii)

Intellectual Property Rights

None.

Section 3(nn)

Management

The following matters relate to the Company’s stockholder, Helios & Matheson Information Technology, Ltd., an Indian corporation (“HMIT”).

1.

In the Matter of The Companies Act, 1956 and HMIT. A petition was filed on April 18. 2015 by EXIM Bank, USA in the Madras High Court (Tamil Nadu, India) seeking for winding up of HMIT under ss. 433, 434 of Companies Act, 1956. Loans in an approximate amount of $12 million were made by UPS Capital Credit, USA to HMIT’s subsidiary, Helios and Matheson (Singapore) Pte. Ltd., and guaranteed by HMIT. At the time of default, approximately $3.8 million in principle amount remained unpaid. EXIM Bank claims that UPS Capital Credit has assigned the loan to them, and have initiated winding up proceedings on that ground by giving a power of attorney to an Indian agent. HMIT is contesting the maintainability of the claim made by Export Import Bank of the ground of jurisdiction and the matter is pending before the Madras High Court. The Madras High Court has in the meanwhile declined to grant any interim relief to the Petitioner, EXIM Bank when the same was pressed for by EXIM Bank in the summer of 2015. The matter is still pending before the Madras High Court with no adverse order or finding against HMIT, till date.

2.

Complaint filed by Dr. Ranjith Sindoori against HMIT. A complaint was filed against HMIT on April 1, 2015 by Dr. Ranjith Sindoori with the Economic Offenses Headquarters, a division of the Chennai City Police Department. The complaint alleges a violation of Section 5 of the Tamil Nadu Protection of Investors Deposits Act and connected ss. 420 of Indian Penal Code. Dr. Sindoori alleged that he had deposited a total of $5,950,000 rupees (or approximately $88,000) with HMIT on which he was to receive a 12% return. The money was not repaid to Dr. Sindoori in accordance with the terms of the deposit agreement. The matter is under investigation and no charge-sheet has been filed.

3.

In the Matter of The Companies Act, 1956 and HMIT. In February 2015, Mrs. Baby Sundaram, along with her husband Mr. Sundaram and a certain L. George Williams filed petitions seeking winding up of HMIT under ss. 433, 434 of Companies Act, 1956. Mr. and Mrs. Sundaram alleged that they deposited approximately $6,000 with HMIT and were not repaid in accordance with the terms of the deposit agreement. Mr. Williams alleged that he deposited approximately $4,500 and that he was not repaid in accordance with the terms of the deposit agreement. The Company proposed a plan to repay its smaller creditors first and deposited substantial sums before the Court (about 10 Crores INR), but due to the objections of a few of the creditors, the Company Court took a view that the plan was unworkable, thereby admitting the said petitions. On appeal, the Appellate Bench of the Madras High Court stayed in the ruling, in view of the prima facie errors in the approach of the single judge of the Company Court and in part because the HMIT had deposited adequate funds with the lower court to repay the all of the smaller creditors. The appeal is pending final adjudication before the Appellate Bench of the Madras High Court.

4.

Action by the Securities and Exchange Board of India. On January 31, 2011, the Securities and Exchange Board of India (“SEBI”) concluded that HMIT violated certain of SEBI’s rules as they related to disclosures made by HMIT in a press release dated May 11, 2005, which was sent to the Indian stock exchanges on May 12, 2005, regarding the acquisition of the company vMoksha. SEBI concluded that the press release contained misstatements and withheld price sensitive information from investors who were thereby misled. SEBI imposed a monetary penalty on HMIT of approximately $41,000. HMIT appealed the decision before the Securities Appellate Tribunal (Mumbai). On November 16, 2011, the Securities Appellate Tribunal determined that the press release did not contain misstatements but confirmed that price sensitive information was withheld. Based on its findings, the Securities Appellate Tribunal reduced the penalty from approximately $41,000 to approximately $25,000.

Section 4(d)

Use of Proceeds

The Company shall use the proceeds to pay (i) $5,000,000 in cash to MoviePass, Inc. upon signing of the MoviePass SPA in exchange for a convertible note of MoviePass; and (ii) up to $10,000,000 to MoviePass pursuant to a subordinated convertible promissory note to be issued by the Company to MoviePass, Inc. upon the closing of the transactions contemplated by the MoviePass SPA, in accordance with the terms thereof.

Section 7(a)(xxiii)

Principal Stockholders

(1) Theodore Farnsworth, an individual; (2) Helios & Matheson Information Technology, Ltd, an Indian corporation, and (3) its wholly-owned subsidiary, Helios & Matheson Inc., a Delaware corporation.